Ontario

Ministry of Public and
Business Service Delivery
Ministère des Services au public et
aux entreprises

Certificate of Amendment

Certificat de modification

Business Corporations Act

Loi sur les sociétés par actions

ZEROSTACK CORP.

Corporation Name / Dénomination sociale

2685552

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on

La présente vise à attester que ces statuts entreront en vigueur le

January 29, 2026 / 29 janvier 2026

V. Quintanilla W.

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Amendment is not complete without the Articles of Amendment

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

V. Quintanilla W.

Director/Registrar

Ce certificat de modification n'est pas complet s'il ne contient pas les statuts de modification

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

V. Quintanilla W.

Directeur ou registrateur

Ontario

Ministry of Public and
Business Service Delivery

Articles of Amendment

Business Corporations Act

Corporation Name (Date of Incorporation/Amalgamation)
FLORA GROWTH CORP. (March 13, 2019)

1. The name of the corporation is changed to:
ZEROSTACK CORP.

2. The number of directors or the minimum/maximum number of directors are amended as follows:
Not amended

3. The articles are amended as follows:

A. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None":
Not amended

B. The classes and any maximum number of shares that the corporation is authorized to issue:
Not amended

C. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable":
Not amended

D. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None":

Not amended

E. Other provisions:

Not amended

4. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

5. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on:

December 18, 2025

The articles have been properly executed by the required person(s).

Supporting Information - Nuans Report Information

Nuans Report Reference #	122736293
Nuans Report Date	December 18, 2025

Ontario

Ministère des Services au public et aux entreprises

Statuts de modification

Loi sur les sociétés par actions

Dénomination sociale (Date de constitution ou de fusion)
FLORA GROWTH CORP. (13 mars 2019)

1. La dénomination de la société a été modifié pour:
ZEROSTACK CORP.

2. Le nombre d'administrateurs ou le nombre minimal/maximal d'administrateurs sont modifiés comme suit:
Non modifié

3. Les statuts sont modifiés comme suit:

A. Restrictions, le cas échéant, liées aux activités ou aux pouvoirs que peut exercer la société : S'il n'y en a aucune, inscrire « Aucune » :
Non modifié

B. Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre:
Non modifié

C. Droits, privilèges, restrictions et conditions, le cas échéant, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peuvent être émises en série : S'il n'y a qu'un seul type d'actions, inscrire « Ne s'applique pas ».
Non modifié

Les statuts de modification à l'égard desquels une inscription a été produite sont incomplets sans le certificat de modification.

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

V. Quintanilla W.

Directeur ou registrateur, ministère des Services au public et aux entreprises

D. Restrictions, le cas échéant, concernant l'émission, le transfert ou la propriété d'actions : S'il n'y en a aucune, inscrire « Aucune » :
Non modifié

E. Autres dispositions:
Non modifié

4. La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

5. La résolution autorisant la modification a été approuvée par les actionnaires/administrateurs (selon le cas) de la société le:
18 décembre 2025

Les statuts ont été correctement signés par les personnes autorisées.

Informations à l'appui – Informations relatives au rapport NUANS

No de référence du rapport NUANS	122736293
Date du rapport NUANS	18 décembre 2025

Les statuts de modification à l'égard desquels une inscription a été produite sont incomplets sans le certificat de modification.

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

V. Quintanilla W.

Directeur ou registrateur, ministère des Services au public et aux entreprises